Exhibit 99.2

May 2, 2017

ZAGG Reports First Quarter 2017 Net Sales of $93 Million;

Reiterates 2017 Outlook of $470 to $500 Million in Net Sales

SALT LAKE CITY, May 2, 2017 (GLOBE NEWSWIRE) – ZAGG Inc (Nasdaq: ZAGG), a leading global mobile lifestyle company, today announced financial results for the first quarter ending March 31, 2017.

First Quarter Highlights (Comparisons versus first quarter 2016)

●	Net sales of $92.9, a 49% increase compared to $62.4 million
●	mophie market share increase of 24 percentage points since release of juice pack for iPhone 7 and 7 Plus in December 2016
●	GAAP net loss of $(6.1) million; Adjusted net loss of $(3.3) million
●	Adjusted EBITDA of $2.7 million

Reiterates 2017 Full Year Outlook

●	Net sales in the range of $470 million to $500 million
●	Adjusted EBITDA in the range of $71 million to $75 million

“Our first quarter performance represents a solid start to 2017. We exceeded our Adjusted EBITDA target driven by meaningful operating expense leverage on higher than planned revenue,” commented Randy Hales, President and Chief Executive Officer. “In addition to continued growth of our ZAGG business unit, the mophie turnaround is progressing as planned, highlighted by a new president, operational improvements, cost management disciplines, and a significant increase in market share during the first quarter.”

Mr. Hales continued, “We remain highly confident in our achieving the annual guidance of net sales of $470 to $500 million and Adjusted EBITDA of $71 to $75 million and believe the Company is well positioned for sustained growth and enhanced long-term shareholder value.”

First Quarter Results

(in millions, except per share amounts)	March 31, 2017	March 31, 2016
Net Sales	$92.9	$62.4
Gross Profit (Gross Profit %)	$28.6 (31% )	$23.7 (38% )
Net Loss	$(6.1)	$(3.3)
Diluted Loss per Share	$(0.22)	$(0.12)
Adjusted EBITDA	$2.7 (3% )	$5.1 (8% )
Adjusted Net Loss	$(3.3)	$(0.8)

First Quarter Results

Net sales for the first quarter increased by 49% to $92.9 million, compared to $62.4 million in 2016, driven by sales of $35.8 million from the mophie business unit combined with a 4% increase in ZAGG business unit sales.

mophie juice pack and powerstation products experienced strong sell through in the quarter as reported by the NPD Group. Since its December 2016 launch, the juice pack increased its dollar market share 24 percentage points to 64% for the month of March. The powerstation line also improved its dollar market share, increasing from 17% in December 2016 to 29% in March 2017.

Gross profit was $28.6 million, or 31% of net sales, compared to $23.7 million, or 38% of net sales last year. The decrease in gross margin as a percentage of net sales was due primarily to a higher mix of lower margin mophie products associated with three months of sales compared to one month in 2016. ZAGG business unit gross margin partially offset this decline with improved gross margins of 43%, an increase of 87 basis points compared to last year.

Net loss was $(6.1) million, compared to net loss of $(3.3) million in the first quarter of 2016. Net loss per share was $(0.22), on 28.1 million shares, compared to net loss per share of $(0.12), on 27.7 million shares, in the first quarter of 2016. Adjusted net loss for the period was $(3.3) million, or $(0.12) per diluted shae compared to $(0.8) million or $(0.03) per diluted share.

2017 Business Outlook

The Company reiterated the following annual guidance for 2017:

●	Net sales of $470 to $500 million
●	Gross margin in the low to mid 30% range
●	Adjusted EBITDA of $71 to $75 million
●	Annual effective tax rate of approximately 39%

The Company is unable to provide guidance for net income (loss) and reconciliation of Adjusted EBITDA to net income (loss), the closest corresponding U.S. GAAP measure without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to charges excluded from this non-GAAP measure. In particular, the measures and effects of stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price and our tax expense, is directly impacted by our taxable income. We expect the variability of these charges could have a significant and potentially unpredictable impact on our future U.S. GAAP results.

Conference Call

A conference call will be held today at 5:00 p.m. EST to review these results. Interested parties may access via the Internet on the Company's website at: investors.zagg.com.

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About Non-GAAP Financial Information

Readers are cautioned that the Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, other income (expense), mophie transaction costs, mophie fair value inventory write-up related to acquisition, mophie restructuring charges, mophie employee retention bonus, and the loss on disputed mophie purchase price), Adjusted Net Income (earnings before mophie transaction costs, mophie fair value inventory write-up related to acquisition, amortization from mophie acquired intangibles, mophie restructuring charges, mophie employee retention bonus, and impairment of intangible asset – all net of tax) and Adjusted Loss per Share (Adjusted Net Loss divided by weighted average shares outstanding) contained in this release are not financial measures under US generally accepted accounting principles (GAAP). In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with GAAP, or as indicators of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present Adjusted EBITDA and Adjusted Net Loss because we believe that they are helpful to some investors as a measure of performance. We caution readers that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies.

Safe Harbor Statement

In addition to the historical information contained in this press release, this release contains (and oral communications made by ZAGG may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," or similar expressions, are not statements of historical facts and may be forward-looking. Readers are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers; (b) building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for ZAGG's products; (c) the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Samsung and Apple; (d) changes or delays in announced launch schedules for new mobile devices by major manufacturers like Samsung and Apple; (e) the ability to successfully integrate new operations or acquisitions, including mophie inc., (f) the impact of inconsistent quality or reliability of new product offerings; (g) the impact of lower profit margins in certain new and existing product categories; (h) the impacts of changes in economic conditions, including on customer demand; (i) managing inventory in light of constantly shifting consumer demand; (j) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the company from cyber-attacks, terrorist incidents, or the threat of terrorist incidents; and (k) adoption of or changes in accounting policies, principles, or estimates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in ZAGG's most recent Annual Report on Form 10-K and other reports the company files with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. ZAGG disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

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About ZAGG Inc

ZAGG Inc (NASDAQ:ZAGG) is a global leader in accessories and technologies that empower mobile lifestyles. The Company has an award-winning product portfolio that includes screen protection, mobile keyboards, power management solutions, social tech, and personal audio sold under the ZAGG®, mophie®, InvisibleShield®, and IFROGZ® brands. ZAGG has operations in the United States, Ireland, and China. ZAGG products are available worldwide, and can be found at leading retailers including Best Buy, Verizon, AT&T, Sprint, Walmart, Target, Walgreens and Amazon.com. For more information, please visit the company’s websites at www.zagg.com and www.mophie.com and follow us on Facebook, Twitter and Instagram.

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CONTACT:

Investor Relations:

ZAGG Inc

Kim Rogers

801-506-7008

kim.rogers@zagg.com

Company:

ZAGG Inc

Jeff DuBois

801-506-7336

jeff.dubois@ZAGG.com

Media:

The Brand Amp

Katie Kotarak

949-438-1078

katie@thebrandamp.com

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